UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019 (March 1, 2019)

FORTUNE VALLEY TREASURES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-200760	32-0439333
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

No.10 of Tuanjie 2nd Road, Beice,

Humen, Dongguan, 518000, China

(Address of Principal Executive Offices) (Zip Code)

(86) 76982268999

Registrant’s telephone number, including area code

(Former Name or Former Address

if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (?230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (?240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

The information contained in Item 2.01 below relating to the agreement described therein is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets

On March 1, 2019, Fortune Valley Treasures, Inc. (the “Company”, or “we”, or “us”) executed a Sale and Purchase Agreement (the “Agreement”) to acquire 100% of the shares and assets of Jiujiu Group Stock Co., Ltd. (“JJGS”), a company incorporated under the laws of the Republic of Seychelles. The transaction contemplated in the Agreement was closed (“Closing”) on March 1, 2019.

Pursuant to the Agreement, the Company has issued one hundred (100) shares of the Company’s Common Stock to JJGS to acquire 100% of the shares and assets of JJGS for a cost of US$150 reflecting the value of the rights, titles and interests in the business assets and all attendant or related assets of JJGS. Both partied agreed that this share issuance by the Company represents payment in full of US$150.

Upon Closing, JJGS became the Company’s wholly-owned subsidiary. Currently, JJGS does not have any operations or active business, nor does it have any assets.

A copy of the Agreement is attached to this report as Exhibit 10.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

10.01	Sale and Purchase Agreement for the Acquisition of 100% of the Shares and Assets of Jiujiu Group Stock Co., Ltd., dated March 1, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORTUNE VALLEY TREASURES, INC.

Dated: March 6, 2019	By:	/s/ Lin Yumin
	Name:	Lin Yumin
	Title:	President, CEO, CFO, Director